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                                                                       EXHIBIT 6

PRICEWATERHOUSECOOPERS LOGO

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                                                 PRICEWATERHOUSECOOPERS LLP
                                                 CHARTERED ACCOUNTANTS
                                                 900 Rene-Levesque Blvd East
                                                 Suite 500
                                                 Quebec Quebec
                                                 Canada G1R 2B5
                                                 Telephone +1 (418) 522 7001
                                                 Facsimile +1 (418) 522 5663




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of AEterna Laboratories Inc. for the year ended December 31, 2003 of our report dated February 25, 2004, except as to note 25 which is as of March 3, 2004 relating to the consolidated financial statements for the three-years ended December 31, 2003.



[Signature of PricewaterhouseCoopers LLP]

CHARTERED ACCOUNTANTS

Quebec, Quebec, Canada
February 25, 2004


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.